UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	001-42591	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit 1109, Lippo Sun Plaza, 28 Canton Road,

Tsim Sha Tsui, Kowloon, Hong Kong 999077

(Address of Principal Executive Office) (Zip Code)

852-26621800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CIIT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at the 2026 Annual Meeting of Stockholders of Tianci International, Inc. (the “Company”) held on February 13, 2026, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.0001(“Common Stock”) at a reverse split ratio of between 1-for-2 and 1-for-100, as determined by the Board, whereby every 1 to 100 shares of the authorized, issued and outstanding Common Stock will be combined into one share of authorized, issued and outstanding Common Stock.

On March 6, 2026, pursuant to the authority granted by the Company’s stockholders, the Board effectuated and approved a one-for-seven (1:7) reverse stock split ratio (the “Reverse Stock Split”) of the Common Stock. The Reverse Stock Split will become effective at 12:01 am Eastern Time on March 20, 2026 (the “Effective Time”). When the Reverse Stock Split becomes effective, every seven (7) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock from 25,331,803 shares of Common Stock to 3,618,829 shares of Common Stock. The number of authorized shares of the Company’s Common Stock will remain unchanged.

Stockholders who would otherwise be entitled to receive a fractional share will instead have their shares rounded up to the nearest whole number. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-reverse stock split Common Stock in lieu of such fractional share. The Reverse Stock Split will not affect the par value of the Common Stock.

Commencing on March 20, 2025, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split will be 88631G304.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 17, 2026, the Company issued a press release announcing the Reverse Stock Split, a copy of which is furnished as an exhibit to this report.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Articles of Incorporation of the Company
99.1	Press Release dated March 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: March 17, 2026	By:	/s/ Shufang Gao Shufang Gao, Chief Executive Officer

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